As filed with the Securities and Exchange Commission on January 21, 1998
                          Registration No. 333-


                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                   FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                   Merisel, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                      95-4172359
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
Incorporation or Organization)

                               200 Continental Boulevard
                             El Segundo, California  90245
                  (Address of Principal Executive Offices) (Zip Code)

                            1997 Stock Award and Incentive Plan
                                    (Full Title of the Plan)

                                       Karen A. Tallman
                     Vice President, General Counsel and Secretary
                                         Merisel, Inc.
                                  200 Continental Boulevard
                                 El Segundo, California  90245
                                        (315) 615-3080
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)



                                           CALCULATION OF REGISTRATION FEE
==================== ======================== ============================= ========================= ==========================

Title of Securities  Amount to  be            Proposed Maximum Offering     Proposed Maximum          Amount of Registration
to be Registered     Registered                    Price Per Share (1)      Aggregate Offering                 Fee (1)
                                                                            Price (1)
==================== ======================== ============================= ========================= ==========================
Common Stock,
par value            8,000,000 (2)            $ 3.70                        $ 29,625,000              $ 8,739
$.01 per
share
==================== ======================== ============================= ========================= ==========================

(1)Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 (h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for a share of common stock of Merisel, Inc. ("Common Stock") on the Nasdaq National Market on January 15, 1998.

(2)Plus such additional shares of Common Stock that may be issuable pursuant to the antidilution provisions of the 1997 Stock Award and Incentive Plan ("Plan").

(i)

                                                       PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

                                                      PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents By Reference

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Merisel, Inc., a Delaware corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (2) Amendment No. 1 to the Annual Report of the Company on Form 10-K/A for the year ended December 31, 1996;

         (3) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

         (4) Amendment No. 1 to the Quarterly Report of the Company on Form 10-Q/A for the quarterly period ended March 31, 1997;

         (5) The Company's Current Reports on Form 8-K dated April 15, July 15, July 16, 1997, August 4, 1997, August 26,1997, August 29,1997, September 11,1997, September 17, 1997, September 19, 1997, October 22, 1997 and
December 19, 1997; and

         (6) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange Act on August 30, 1988 and declared effective on October 19, 1988.

         All documents  subsequently  filed by the Company  pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

                  Not Applicable.

Item 6.  Indemnification of Directors and Officers

         The Company is a Delaware corporation. Article VII of the Company's Restated Certificate of Incorporation and the Company's Bylaws provides that the Company may indemnify its officers and directors to the fullest extent authorized by the Delaware Law. To the extent that an officer or director has been successful on the merits in defense of any claim arising by reason of his or her position as an officer or director, the Certificate of Incorporation further provides that the officer or director shall be indeminified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides that a Delaware corporation has the power to indemnify its officers and directors under certain circumstances.

         Subsection (a) of Section 145 of DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his conduct was unlawful.

         Subsection (b) of the Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) or (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Article VI of the Company's Certificate of Incorporation provides that each director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper benefit.

         The Company has entered into indemnity agreements with each of its directors. The indemnity agreements generally indemnify such persons against liabilities arising out of their service in their capacities as directors, officers, employees or agents of the Company. The Company may from time to time enter into indemnity agreements with additional individuals who become officers and/or directors of the Company.

Item 7.  Exemption From Registration Claimed.

         Not Applicable

Item 8.  Exhibits.

         Exhibit No.  Description

         5.1 Opinion of Karen A. Tallman, Esq. regarding the legality of the securities being registered.

         23.1         Consent of Deloitte & Touche, independent accountant.

         23.2         Consent of Karen A. Tallman (included in Exhibit 5.1)

         24.1 Powers of Attorney (included on the signature page of this registration statement).

Item 9.  Required Undertakings.

         (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be inlcuded in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15 (d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit of proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                 POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Dwight A. Steffensen and James E. Illson, jointly and severally, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 19th day of January, 1998.



                                       MERISEL, INC


                                       By /s/Dwight A. Steffensen
                                          -----------------------
                                          Dwight A. Steffensen
                                          Chairman of the Board and
                                          Chief Executive Officer


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Name                                      Title                                    Date



/s/Dwight Steffensen
-------------------------                 Chairman of the Board and Chief          January 19, 1998
Dwight A. Steffensen                      Executive Officer


/s/James E. Illson
-------------------------                 Director, Senior Vice                    January 19, 1998
James E. Illson                           President-Finance and Chief
                                          Financial Officer (Principal
                                          Financial and Accounting Officer)

/s/Albert J. Fitzgibbons III
-----------------------------             Director                                 January 19, 1998
Albert J. Fitzgibbons III

/s/Bradley J. Hoecker
-----------------------------             Director                                 January 19, 1998
Bradley J. Hoecker


/s/Robert J. McInerney
-----------------------------             Director, President and Chief            January 19, 1998
Robert J. McInerney                       Operating Officer

/s/Stephen M. McLean
-----------------------------             Director                                 January 19, 1998
Stephen M. McLean

/s/Dr. Arnold Miller
-----------------------------             Director                                 January 19, 1998
Dr. Arnold Miller

/s/Thomas P. Mullaney
----------------------------              Director                                 January 19, 1998
Thomas P. Mullaney

/s/Lawrence J. Schoenberg
---------------------------               Director                                 January 19, 1998
Lawrence J. Schoenberg
